UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 7, 2013 (May 3, 2013)

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On May 7, 2013, in connection with the completion of Aetna Inc.’s (“Aetna’s”) previously announced acquisition of Coventry Health Care, Inc. (“Coventry”), Aetna, Coventry and U.S. Bank National Association, as trustee (the “Trustee”) entered into a First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of January 28, 2005 (the “Indenture”), between Coventry and the Trustee.  The Supplemental Indenture became effective upon the completion of Aetna’s acquisition of Coventry.  Pursuant to the Supplemental Indenture, Aetna guaranteed the full and punctual payment of all amounts payable under the 6.125% senior notes due 2015 issued pursuant to the Indenture (the “Notes”) and the full and punctual payment of all other amounts payable by Coventry to the holders of Notes or the Trustee under the Indenture.

On May 6, 2013, the aggregate principal amount outstanding with respect to the Notes was approximately $229 million.  The Notes accrue interest at a rate of 6.125% per year.  Interest is payable semi-annually on January 15 and July 15 of each year, and interest payments commenced on July 15, 2005. The Notes will mature on January 15, 2015.

The foregoing summary of the Indenture, as amended by the Supplemental Indenture, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture and the Supplemental Indenture, which are attached as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated herein by reference.

Section 2 – Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On May 3, 2013, Aetna announced that the United States Department of Justice had cleared Aetna’s proposed acquisition of Coventry.

On May 7, 2013, Aetna completed its acquisition of Coventry.  Pursuant to the terms of the Agreement and Plan of Merger, dated as of August 19, 2012, by and among Aetna, Jaguar Merger Subsidiary, Inc., a wholly owned subsidiary of Aetna (“Merger Sub”), and Coventry (as previously amended, the “Merger Agreement”), Merger Sub merged with and into Coventry (the “Merger”), with Coventry continuing as the surviving corporation and a wholly owned subsidiary of Aetna.

At the effective time of the Merger (the “Effective Time”), each share of outstanding common stock of Coventry (including restricted shares, but not including shares held by Coventry as treasury stock) was converted into the right to receive $27.30 in cash, without interest, and 0.3885 of an Aetna common share.  Additionally, substantially all of Coventry’s outstanding stock options, performance share units and restricted stock units (all such awards, collectively, the “Outstanding Awards”) were, pursuant to their terms, vested or became vested upon the Effective Time and were cancelled and converted into the right to receive cash.

In connection with the Merger, Aetna issued approximately 52.2 million common shares and paid an aggregate of approximately $3.8 billion in cash to former Coventry stockholders and Outstanding Award holders in exchange for their shares of Coventry common stock and Outstanding Awards, resulting in aggregate merger consideration to Coventry’s former stockholders of approximately $6.9 billion.  Aetna funded the cash portion of the purchase price through a combination of existing cash on hand and proceeds from the issuance of debt and commercial paper.

At the Effective Time, the estimated aggregate fair value of Coventry’s long-term debt, including the Notes, was approximately $1.8 billion.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, including Amendment No. 1 to the Merger Agreement and Amendment No. 2 to the Merger Agreement, which are attached as Exhibit 2.1 to Aetna’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 22, 2012, October 22, 2012, and November 13, 2012, respectively, and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 to this Current Report is hereby incorporated in this Item 2.03 by reference.

The trustee of, or holders of not less than 25% in aggregate principal amount of, the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest on the Notes, if specified events of default occur and are continuing.  Events of default include, with certain specified qualifications, the following events: the failure to make payment of interest on the Notes when due and payable; the failure to pay the principal of, or premium if any, on, any of the Notes when due and payable at its stated maturity, upon acceleration, required repurchase or otherwise; a default in the performance of, or breaches of other provisions of, the Indenture; upon cross-acceleration of greater than $20.0 million of certain other indebtedness that results in acceleration of the maturity of such indebtedness or upon judgment default of greater than $20.0 million; and certain events of bankruptcy, insolvency or reorganization relating to Coventry or any significant subsidiary of Coventry (in which case the principal amount of the Notes then outstanding, plus accrued but unpaid interest on the Notes will become immediately due and payable without any act on the part of the trustee or any holder of the Notes).  In addition, within 30 days of a “change of control” (as defined in the Indenture) of Coventry, each holder of Notes has the right to require Coventry to repurchase all or any part of such holder’s Note at a purchase price equal to 101% of the principal amount thereof, plus accrued but unpaid interest on such Notes to the purchase date.

The foregoing summary of the Indenture, as amended by the Supplemental Indenture, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture and the Supplemental Indenture, which are attached as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated herein by reference.

Section 8 – Other Events

Item 8.01.  Other Events.

The Coventry acquisition builds on Aetna’s existing resources and capabilities, and increases Aetna’s mix of business in higher-growth Government programs.  As a result of the Merger, Aetna has added approximately 3.7 million medical members and 1.5 million Medicare Part D members; Aetna’s Medicaid business has grown from 1.1 million to more than 2 million members; and Aetna’s Medicaid footprint has expanded from 12 to 16 states.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

The historical financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 days after this Current Report on Form 8-K is required to be filed.

(b)  Pro forma financial information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 days after this Current Report on Form 8-K is required to be filed.

(d)  Exhibits.

2.1
Agreement and Plan of Merger dated as of August 19, 2012 among Aetna Inc., Jaguar Merger Subsidiary, Inc. and Coventry Health Care, Inc. (incorporated by reference to Exhibit 2.1 to Aetna Inc.’s Current Report on Form 8-K filed on August 22, 2012).*

2.2
Amendment No. 1 to Agreement and Plan of Merger, dated as of October 17, 2012 among Aetna Inc., Jaguar Merger Subsidiary, Inc. and Coventry Health Care, Inc. (incorporated by reference to Exhibit 2.1 to Aetna Inc.’s Current Report on Form 8-K filed on October 22, 2012).*

2.3
Amendment No. 2 to Agreement and Plan of Merger, dated as of November 12, 2012, among Aetna Inc., Jaguar Merger Subsidiary, Inc. and Coventry Health Care, Inc. (incorporated by reference to Exhibit 2.1 to Aetna Inc.’s Current Report on Form 8-K filed on November 13, 2012).*

4.1
Indenture, dated as of January 28, 2005, between Coventry Health Care, Inc. and U.S. Bank National Association, as successor to Wachovia Bank, National Association (incorporated by reference to Exhibit 4.2 to Coventry Health Care, Inc.’s Current Report on Form 8-K filed on January 28, 2005).

4.2	First Supplemental Indenture, dated as of May 7, 2013, among Aetna Inc., Coventry Health Care, Inc. and U.S. Bank National Association.

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Aetna agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: May 7, 2013	By:	/s/ Rajan Parmeswar
Name: Rajan Parmeswar
Title: Vice President, Controller and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
4.2	First Supplemental Indenture, dated as of May 7, 2013, among Aetna Inc., Coventry Health Care, Inc. and U.S. Bank National Association